Exhibit 99.2

BROADSTONE NET LEASE, INC.

TSC TRACTOR SUPPLY CO
TSC TRACTOR SUPPLY CO

Q3 2025 QUARTERLY SUPPLEMENTAL INFORMATION

www.broadstone.com

BROADSTONE NET LEASE, INC. | www.broadstone.com | © 2025 Broadstone Net Lease, LLC. All rights reserved.	2

About the Data
This data and other information described herein are as of and for the three months ended September 30, 2025 unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with Broadstone Net Lease, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which was filed with the SEC on July 31, 2025, including the financial statements and the management’s discussion and analysis of financial condition and results of operations sections.
Forward Looking Statements
Information set forth herein contains forward-looking statements, which reflect our current views regarding our business, financial performance, growth prospects and strategies, market opportunities, and market trends. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “would be,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. All of the forward-looking statements herein are subject to various risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results, performance, and achievements could differ materially from those expressed in or by the forward-looking statements and may be affected by a variety of risks and other factors. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to general economic conditions, including but not limited to increases in the rate of inflation and/or interest rates, local real estate conditions, tenant financial health, and property acquisitions and the timing of these investments and acquisitions. These and other risks, assumptions, and uncertainties are described in our filings with the SEC, which are available on the SEC’s website at www.sec.gov.
You are cautioned not to place undue reliance on any forward-looking statements included herein. All forward-looking statements are made as of the date of this document and the risk that actual results, performance, and achievements will differ materially from the expectations expressed or referenced herein will increase with the passage of time. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.
IP Disclaimer
This document contains references to copyrights, trademarks, trade names, and service marks that belong to other companies. Broadstone Net Lease is not affiliated or associated with, and is not endorsed by and does not endorse, such companies or their products or services.

BROADSTONE NET LEASE, INC. | www.broadstone.com | © 2025 Broadstone Net Lease, LLC. All rights reserved.	3

Company Overview
Broadstone Net Lease, Inc. (NYSE:BNL) (the “Company”, “BNL”, “us”, “our”, and “we”) is an industrial-focused, diversified net lease real estate investment trust (“REIT”) that invests in primarily single-tenant commercial real estate properties that are net leased on a long-term basis to a diversified group of tenants. We primarily, and selectively, invest in real estate across industrial and retail property types. We target properties with credit worthy tenants in industries characterized by positive business drivers and trends, where the properties are an integral part of the tenants’ businesses and there are opportunities to secure long-term net leases. Through long-term net leases, our tenants are able to retain operational control of their strategically important locations, while allocating their debt and equity capital to fund core business operations rather than real estate ownership.

Executive Team	Board of Directors

John D. Moragne
Chief Executive Officer and Member, Board of Directors
Ryan M. Albano
President and Chief Operating Officer
Kevin M. Fennell
Executive Vice President, Chief Financial Officer and Treasurer
John D. Callan, Jr.
Senior Vice President, General Counsel, and Secretary
Michael B. Caruso
Senior Vice President, Underwriting & Strategy
Will D. Garner
Senior Vice President, Acquisitions
Jennie L. O’Brien
Senior Vice President and Chief Accounting Officer
Molly Kelly Wiegel
Senior Vice President, Human Resources & Administration
Laurie A. Hawkes Chairman of the Board John D. Moragne Chief Executive Officer Michael A. Coke Jessica Duran Laura Felice Richard Imperiale David M. Jacobstein Joseph Saffire James H. Watters
Company Contact Information
Brent Maedl
Director, Corporate Finance & Investor Relations
brent.maedl@broadstone.com
585-382-8507
Transfer Agent
Computershare Trust Company, N.A.
150 Royall Street
Canton, Massachusetts 02021
800-736-3001

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Quarterly Financial Summary
(unaudited, dollars in thousands except per share data)

	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
Financial Summary
Investment in rental property	$5,147,649	$5,058,791	$5,032,276	$4,994,057	$5,018,626
Less accumulated depreciation	(745,326)	(721,195)	(694,990)	(672,478)	(644,214)
Property under development	179,172	116,635	35,492	18,784	—
Investment in rental property, net	4,581,495	4,454,231	4,372,778	4,340,363	4,374,412
Cash and cash equivalents	81,966	20,784	9,605	14,845	8,999
Restricted cash	1,354	1,192	1,428	1,148	2,219
Total assets	5,519,271	5,326,679	5,237,186	5,216,417	5,263,286
Unsecured revolving credit facility	95,824	197,880	174,122	93,014	125,482
Mortgages, net	57,168	75,685	76,260	76,846	77,416
Unsecured term loans, net	994,550	994,028	893,505	897,201	896,887
Senior unsecured notes, net	1,190,315	846,441	846,252	846,064	845,875
Total liabilities	2,506,762	2,290,858	2,156,372	2,074,993	2,124,927
Total Broadstone Net Lease, Inc. equity	2,884,658	2,906,693	2,949,734	3,003,745	2,999,074
Total equity (book value)	3,012,509	3,035,821	3,080,814	3,141,424	3,138,359

Revenues	114,167	112,986	108,690	112,130	108,397
General and administrative - other	7,486	7,100	7,525	7,951	6,893
Stock based compensation	2,488	2,471	2,147	1,977	1,829
General and administrative	9,974	9,571	9,672	9,928	8,722
Total operating expenses	63,417	69,088	70,785	77,369	54,811
Interest expense	28,230	21,112	20,074	19,564	18,178
Net income	27,065	19,830	17,493	27,607	37,268
Net earnings per common share, diluted	$0.14	$0.10	$0.09	$0.14	$0.19

FFO	70,969	73,695	72,627	80,003	73,818
FFO per share, diluted	0.36	$0.37	$0.37	$0.41	$0.37
Core FFO	70,386	77,150	75,280	74,427	73,971
Core FFO per share, diluted	$0.35	$0.39	$0.38	$0.38	$0.37
AFFO	74,314	74,308	71,812	70,532	70,185
AFFO per share, diluted	$0.37	$0.38	$0.36	$0.36	$0.35

Net cash provided by operating activities	64,190	79,280	71,459	63,911	67,303
Capital expenditures and improvements	542	614	1,106	2,205	1,180
Capital expenditures and improvements - revenue generating	5,624	1,994	13,242	3,755	6,351
Net cash (used in) provided by investing activities	(174,054)	(131,258)	(85,335)	27,338	(65,618)
Net cash provided by (used in) financing activities	171,208	62,921	8,916	(86,474)	(10,363)
Distributions declared	57,284	57,284	58,874	57,209	56,354
Distributions declared per diluted share	$0.290	$0.290	$0.290	$0.290	$0.290

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Balance Sheet
(unaudited, in thousands)

	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Assets
Accounted for using the operating method:
Land	$778,177	$784,092	$780,817	$778,826	$784,545
Land improvements	359,210	360,774	360,197	357,142	357,090
Buildings and improvements	3,954,112	3,871,441	3,848,623	3,815,521	3,834,310
Equipment	16,070	16,070	16,070	15,843	15,824
Total accounted for using the operating method	5,107,569	5,032,377	5,005,707	4,967,332	4,991,769
Less accumulated depreciation	(745,326)	(721,195)	(694,990)	(672,478)	(644,214)
Accounted for using the operating method, net	4,362,243	4,311,182	4,310,717	4,294,854	4,347,555
Accounted for using the direct financing method	25,673	25,845	25,999	26,154	26,285
Accounted for using the sales-type method	14,407	569	570	571	572
Property under development	179,172	116,635	35,492	18,784	—
Investment in rental property, net	4,581,495	4,454,231	4,372,778	4,340,363	4,374,412
Investment in rental property and intangible lease assets held for sale, net	—	—	—	—	38,779
Cash and cash equivalents	81,966	20,784	9,605	14,845	8,999
Accrued rental income	174,867	172,310	166,436	162,717	158,350
Tenant and other receivables, net	3,573	3,605	2,581	3,281	2,124
Prepaid expenses and other assets	59,866	55,815	52,260	41,584	36,230
Interest rate swap, assets	19,590	23,490	29,681	46,220	27,812
Goodwill	339,769	339,769	339,769	339,769	339,769
Intangible lease assets, net	258,145	256,675	264,076	267,638	276,811
Total assets	$5,519,271	$5,326,679	$5,237,186	$5,216,417	$5,263,286
Liabilities and equity
Unsecured revolving credit facility	$95,824	$197,880	$174,122	$93,014	$125,482
Mortgages, net	57,168	75,685	76,260	76,846	77,416
Unsecured term loans, net	994,550	994,028	893,505	897,201	896,887
Senior unsecured notes, net	1,190,315	846,441	846,252	846,064	845,875
Interest rate swap, liabilities	1,994	7,625	3,353	—	13,050
Accounts payable and other liabilities	55,662	57,409	48,424	48,983	47,651
Dividends payable	58,665	58,451	58,220	58,317	58,163
Accrued interest payable	9,488	8,542	9,399	5,837	9,642
Intangible lease liabilities, net	43,096	44,797	46,837	48,731	50,761
Total liabilities	2,506,762	2,290,858	2,156,372	2,074,993	2,124,927
Equity
Broadstone Net Lease, Inc. equity:
Preferred stock, $0.001 par value	—	—	—	—	—
Common stock, $0.00025 par value	47	47	47	47	47
Additional paid-in capital	3,463,010	3,459,939	3,456,041	3,450,584	3,450,116
Cumulative distributions in excess of retained earnings	(597,571)	(571,302)	(536,074)	(496,543)	(467,922)
Accumulated other comprehensive income	19,172	18,009	29,720	49,657	16,833
Total Broadstone Net Lease, Inc. equity	2,884,658	2,906,693	2,949,734	3,003,745	2,999,074
Non-controlling interests	127,851	129,128	131,080	137,679	139,285
Total equity	3,012,509	3,035,821	3,080,814	3,141,424	3,138,359
Total liabilities and equity	$5,519,271	$5,326,679	$5,237,186	$5,216,417	$5,263,286

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Income Statement Summary
(unaudited, in thousands except per share data)

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Revenues
Lease revenues, net	$114,167	$112,986	$108,690	$112,130	$108,397
Operating expenses
Depreciation and amortization	40,246	42,575	39,497	42,987	38,016
Property and operating expense	6,198	5,003	5,488	6,764	7,014
General and administrative	9,974	9,571	9,672	9,928	8,722
Provision for impairment of investment in rental properties	6,999	11,939	16,128	17,690	1,059
Total operating expenses	63,417	69,088	70,785	77,369	54,811
Other income (expenses)
Interest income	182	122	99	42	70
Interest expense	(28,230)	(21,112)	(20,074)	(19,564)	(18,178)
Gain on sale of real estate	3,259	566	405	8,196	2,441
Income taxes	(208)	(199)	(355)	(527)	291
Other income (expenses)	1,312	(3,445)	(487)	4,699	(942)
Net income	27,065	19,830	17,493	27,607	37,268
Net income attributable to non-controlling interests	(599)	330	(750)	(1,217)	(1,660)
Net income attributable to Broadstone Net Lease, Inc.	$26,466	$20,160	$16,743	$26,390	$35,608

Weighted average number of common shares outstanding
Basic (a)	188,099	188,041	187,865	187,592	187,496
Diluted (a)	197,632	197,138	196,898	196,697	196,932
Net earnings per common share (b)
Basic	$0.14	$0.11	$0.09	$0.14	$0.19
Diluted	$0.14	$0.10	$0.09	$0.14	$0.19
(a)Excludes 1,071,038 weighted average shares of unvested restricted common stock for the three months ended September 30, 2025.
(b)Excludes $0.3 million from the numerator for the three months ended September 30, 2025, related to dividends declared on shares of unvested restricted common stock.

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Funds From Operations (FFO), Core Funds From Operations (Core FFO), and Adjusted Funds From Operations (AFFO)
(unaudited, in thousands except per share data)

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Net income	$27,065	$19,830	$17,493	$27,607	$37,268
Real property depreciation and amortization	40,164	42,492	39,411	42,902	37,932
Gain on sale of real estate	(3,259)	(566)	(405)	(8,196)	(2,441)
Provision for impairment of investment in rental properties	6,999	11,939	16,128	17,690	1,059
FFO	$70,969	$73,695	$72,627	$80,003	$73,818
Net write-offs of accrued rental income	755	3	2,228	120	—
Other non-core income from real estate transactions	(27)	(46)	(63)	(1,183)	(887)
Cost of debt extinguishment	—	—	165	—	—
Severance and employee transition costs	1	53	1	187	98
Other (income) expenses (a)	(1,312)	3,445	322	(4,700)	942
Core FFO	$70,386	$77,150	$75,280	$74,427	$73,971
Straight-line rent adjustment	(4,960)	(5,586)	(5,907)	(6,312)	(5,309)
Adjustment to provision for credit losses	—	(13)	—	—	—
Amortization of debt issuance costs	1,357	1,328	1,237	983	983
Non-capitalized transaction costs	125	142	117	299	25
Realized gain or loss on interest rate swaps and other non-cash interest expense	6,116	7	2	(6)	(5)
Amortization of lease intangibles	(1,198)	(1,191)	(1,064)	(991)	(1,309)
Stock-based compensation	2,488	2,471	2,147	1,977	1,829
Deferred taxes	—	—	—	155	—
AFFO	$74,314	$74,308	$71,812	$70,532	$70,185

Diluted weighted average shares outstanding (b)	197,632	197,138	196,898	196,697	196,932
Net earnings per diluted share (c)	$0.14	$0.10	$0.09	$0.14	$0.19
FFO per diluted share (c)	0.36	0.37	0.37	0.41	0.37
Core FFO per diluted share (c)	0.35	0.39	0.38	0.38	0.37
AFFO per diluted share (c)	0.37	0.38	0.36	0.36	0.35
(a)Amount includes $1.3 million of unrealized and realized foreign exchange gain for the three months ended September 30, 2025, primarily associated with our Canadian dollar denominated revolver borrowings.
(b)Excludes 1,071,038 weighted average shares of unvested restricted common stock for the three months ended September 30, 2025.
(c)Excludes $0.3 million from the numerator for the three months ended September 30, 2025, related to dividends declared on shares of unvested restricted common stock.

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Lease Revenues Detail
(unaudited, in thousands)

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Contractual rental amounts billed for operating leases	$102,270	$101,014	$99,314	$98,193	$96,596
Adjustment to recognize contractual operating lease billings on a straight-line basis	5,134	5,753	6,064	6,444	5,438
Net write-offs of accrued rental income	(755)	—	(2,228)	—	—
Variable rental amounts earned	732	718	680	1,098	644
Earned income from direct financing leases	675	679	682	686	691
Interest income from sales-type leases	326	14	14	15	14
Operating expenses billed to tenants	5,752	4,795	4,944	5,400	5,537
Other income from real estate transactions	43	63	77	1,054	907
Adjustment to revenue recognized for uncollectible rental amounts billed, net	(10)	(50)	(857)	(760)	(1,430)
Total lease revenues, net	$114,167	$112,986	$108,690	$112,130	$108,397

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Capital Structure
(in thousands, except per share data)

EQUITY
Shares of Common Stock	189,216
OP Units	8,315
Common Stock & OP Units	197,531
Price Per Share / Unit at September 30, 2025	$17.87
IMPLIED EQUITY MARKET CAPITALIZATION	$3,529,879
% of Total Capitalization	60.0%
DEBT
Unsecured Revolving Credit Facility - 2026	$95,824
Unsecured Term Loans	1,000,000
Unsecured Term Loan - 2027	200,000
Unsecured Term Loan - 2028	500,000
Unsecured Term Loan - 2029	300,000
Senior Unsecured Notes	1,200,000
Senior Unsecured Notes - 2027	150,000
Senior Unsecured Notes - 2028	225,000
Senior Unsecured Notes - 2030	100,000
Senior Unsecured Public Notes - 2031	375,000
Senior Unsecured Public Notes - 2032	350,000
Mortgage Debt - Various	57,205
TOTAL DEBT	$2,353,029
% of Total Capitalization	40.0%
Floating Rate Debt %	10.8%
Fixed Rate Debt %	89.2%
Secured Debt %	2.4%
Unsecured Debt %	97.6%

Total Capitalization	$5,882,908
Less: Cash and Cash Equivalents	(81,966)
Enterprise Value	$5,800,942

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Equity Rollforward
(in thousands)

	Shares of Common Stock	OP Units	Total Diluted Shares
Balance, January 1, 2025	188,626	8,646	197,272
Grants of restricted stock awards	292	—	292
Retirement of common shares under equity incentive plan	(86)	—	(86)
Forfeiture of restricted stock awards	(3)	—	(3)
OP unit conversion	244	(244)	—
Balance, March 31, 2025	189,073	8,402	197,475
Grants of restricted stock awards	61	—	61
Forfeiture of restricted stock awards	(4)	—	(4)
Balance, June 30, 2025	189,130	8,402	197,532
Grants of restricted stock awards	1	—	1
Forfeiture of restricted stock awards	(1)	—	(1)
OP unit conversion	86	(86)	—
Balance, September 30, 2025	189,216	8,316	197,532

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Debt Outstanding
(in thousands)

	September 30, 2025	December 31, 2024	Interest Rate	Maturity Date
Unsecured revolving credit facility	$95,824	$93,014	applicable reference rate + 0.85% (a)	Mar. 2029 (d)
Unsecured term loans:
2026 Unsecured Term Loan	—	400,000	one-month adjusted SOFR + 1.00% (b)	Feb. 2026 (e)
2027 Unsecured Term Loan	200,000	200,000	daily simple adjusted SOFR + 0.95% (c)	Aug. 2027
2028 Unsecured Term Loan	500,000	—	one-month adjusted SOFR + 0.95% (b)	Mar. 2028 (f)
2029 Unsecured Term Loan	300,000	300,000	daily simple adjusted SOFR + 1.25% (c)	Aug. 2029
Total unsecured term loans	1,000,000	900,000
Unamortized debt issuance costs, net	(5,450)	(2,799)
Total unsecured term loans, net	994,550	897,201
Senior unsecured notes:
2027 Senior Unsecured Notes - Series A	150,000	150,000	4.84%	Apr. 2027
2028 Senior Unsecured Notes - Series B	225,000	225,000	5.09%	Jul. 2028
2030 Senior Unsecured Notes - Series C	100,000	100,000	5.19%	Jul. 2030
2031 Senior Unsecured Public Notes	375,000	375,000	2.60%	Sep. 2031
2032 Senior Unsecured Public Notes	350,000	—	5.00%	Nov. 2032
Total senior unsecured notes	1,200,000	850,000
Unamortized debt issuance costs and original issuance discounts, net	(9,685)	(3,936)
Total senior unsecured notes, net	1,190,315	846,064
Total unsecured debt, net	$2,280,689	$1,836,279
(a)At September 30, 2025 and December 31, 2024, a balance of $24.0 million and $23.5 million, respectively, was subject to daily simple SOFR. The remaining balance of $100.0 million CAD borrowings remeasured to $71.8 million USD and $69.5 million USD, at September 30, 2025 and December 31, 2024, respectively, and was subject to daily simple CORRA of 2.56% and 3.32% at September 30, 2025 and December 31, 2024, respectively.
(b)At September 30, 2025 and December 31, 2024, one-month SOFR was 4.13% and 4.33%, respectively.
(c)At September 30, 2025 and December 31, 2024, overnight SOFR was 4.24% and 4.49%, respectively.
(d)The Company’s unsecured revolving credit facility contains two six-month extension options subject to certain conditions, including the payment of an extension fee equal to 0.0625% of the revolving commitments.
(e)The 2026 Unsecured Term Loan was paid in full on February 28, 2025 with borrowings from the 2028 Unsecured Term Loan.
(f)Our 2028 unsecured term loan reflected above contains two twelve-month extension options subject to certain conditions, including the payment of an extension fee equal to 0.125% of the aggregate principal amount of the loans outstanding under the 2028 term loan facility.

Lender	Origination Date	Maturity Date	Interest Rate	September 30, 2025	December 31, 2024
Wilmington Trust National Association	Apr. 2019	Feb. 2028	4.92%	$41,762	$42,838
Wilmington Trust National Association	Jun. 2018	Aug. 2025	4.36%	0	18,283
PNC Bank	Oct. 2016	Nov. 2026	3.62%	15,443	15,792
Total mortgages				57,205	76,913
Debt issuance costs, net				(37)	(67)
Mortgages, net				$57,168	$76,846

Year of Maturity	Revolving Credit Facility	Mortgages	Term Loans	Senior Notes	Total
2025	$—	$488	$—	$—	$488
2026	—	16,843	—	—	16,843
2027	—	1,596	200,000	150,000	351,596
2028	—	38,278	500,000	225,000	763,278
2029	95,824	—	300,000	—	395,824
Thereafter	—	—	—	825,000	825,000
Total	$95,824	$57,205	$1,000,000	$1,200,000	$2,353,029

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Interest Rate Swaps
(dollars in thousands)

				September 30, 2025
Counterparty	Maturity Date (a)	Fixed Rate (b)	Variable Rate Index	Notional Amount		Fair Value
Effective Swaps: (c)
Truist Financial Corporation	December 2025	2.30%	daily compounded SOFR	25,000		112
Bank of Montreal	January 2026	1.92%	daily compounded SOFR	25,000		140
Bank of Montreal	January 2026	2.05%	daily compounded SOFR	40,000		211
Capital One, National Association	January 2026	2.08%	daily compounded SOFR	35,000		182
Truist Financial Corporation	January 2026	1.93%	daily compounded SOFR	25,000		139
Capital One, National Association	April 2026	2.68%	daily compounded SOFR	15,000		97
Capital One, National Association	July 2026	1.32%	daily compounded SOFR	35,000		651
Bank of Montreal	December 2026	2.33%	daily compounded SOFR	10,000		158
Bank of Montreal	December 2026	1.99%	daily compounded SOFR	25,000		500
Toronto-Dominion Bank	March 2027	2.46%	daily compounded CORRA	14,365	(d)	29
Wells Fargo Bank, N.A.	April 2027	2.72%	daily compounded SOFR	25,000		305
Bank of Montreal	December 2027	2.37%	daily compounded SOFR	25,000		585
Capital One, National Association	December 2027	2.37%	daily compounded SOFR	25,000		583
Wells Fargo Bank, N.A.	January 2028	2.37%	daily compounded SOFR	75,000		1,754
Bank of Montreal	May 2029	2.09%	daily compounded SOFR	25,000		1,146
Regions Bank	May 2029	2.11%	daily compounded SOFR	25,000		1,128
Regions Bank	June 2029	2.03%	daily compounded SOFR	25,000		1,200
U.S. Bank National Association	June 2029	2.03%	daily compounded SOFR	25,000		1,200
Regions Bank	August 2029	2.58%	one-month SOFR	100,000		2,576
Toronto-Dominion Bank	August 2029	2.58%	one-month SOFR	45,000		1,180
U.S. Bank National Association	August 2029	2.65%	one-month SOFR	15,000		355
U.S. Bank National Association	August 2029	2.58%	one-month SOFR	100,000		2,585
U.S. Bank National Association	August 2029	1.35%	daily compounded SOFR	25,000		1,887
Regions Bank	March 2032	2.69%	daily compounded CORRA	14,365	(d)	185
U.S. Bank National Association	March 2032	2.70%	daily compounded CORRA	14,365	(d)	181
Bank of Montreal	March 2034	2.81%	daily compounded CORRA	28,730	(e)	521
				841,825		19,590
Forward Starting Swaps: (c) (f)
Toronto-Dominion Bank	December 2030	3.66%	daily simple SOFR	70,000		(1,110)
Regions Bank	December 2030	3.66%	daily simple SOFR	55,000		(884)
				125,000		(1,994)
Total Swaps				$966,825		$17,596
(a)The weighted average maturity date of effective swaps and effective swaps and forward starting swaps combined was 2.8 years and 3.1 years, respectively, at September 30, 2025.
(b)At September 30, 2025, the weighted average interest rate on all outstanding borrowings was 4.09%, inclusive of a weighted average fixed rate on effective interest rate swaps of 2.30%.
(c)The classification between “effective” and “forward starting” swaps is determined as of the most recent period presented.
(d)The contractual notional amount is $20.0 million CAD.
(e)The contractual notional amount is $40.0 million CAD.
(f)Forward starting swaps have effective dates that are five years prior to each respective maturity date.

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EBITDA, EBITDAre, and Other-Non GAAP Operating Measures
(unaudited, in thousands)

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Net income	$27,065	$19,830	$17,493	$27,607	$37,268
Depreciation and amortization	40,246	42,575	39,497	42,987	38,016
Interest expense	28,230	21,112	20,074	19,565	18,178
Income taxes	208	199	355	527	291
EBITDA	$95,749	$83,716	$77,419	$90,686	$93,753
Provision for impairment of investment in rental properties	6,999	11,939	16,128	17,690	1,059
Gain on sale of real estate	(3,259)	(566)	(405)	(8,197)	(2,441)
EBITDAre	$99,489	$95,089	$93,142	$100,179	$92,371
Adjustment for current quarter investment activity (a)	1,797	573	978	28	4,080
Adjustment for current quarter disposition activity (b)	(257)	(490)	(135)	(11)	(66)
Adjustment to exclude non-recurring and other expenses (c)	(177)	(332)	44	348	(201)
Adjustment to exclude net write-offs of accrued rental income	755	3	2,228	120	—
Adjustment to exclude realized / unrealized foreign exchange (gain) loss	(1,312)	3,445	322	(4,699)	942
Adjustment to exclude cost of debt extinguishment	—	—	166	—	—
Adjustment to exclude other income from real estate transactions	(43)	(46)	(63)	(1,183)	(887)
Adjusted EBITDAre	$100,252	$98,242	$96,682	$94,782	$96,239
Estimated revenues from developments (d)	2,544	1,629	631	334	—
Pro Forma Adjusted EBITDAre	$102,796	$99,871	$97,313	$95,116	$96,239
Annualized EBITDAre	$397,956	$380,356	$372,568	$400,716	$369,484
Annualized Adjusted EBITDAre	401,008	392,968	386,728	379,128	384,956
Pro Forma Annualized Adjusted EBITDAre	411,184	399,484	389,252	380,464	384,956
(a)Reflects an adjustment to give effect to all investments during the quarter, including developments that have reached rent commencement, as if they had been made as of the beginning of the quarter.
(b)Reflects an adjustment to give effect to all dispositions during the quarter as if they had been sold as of the beginning of the quarter.
(c)Amounts include less than $0.2 million of accelerated lease intangible amortization during the three months ended September 30, 2025.
(d)Represents estimated contractual revenues based on in-process development spend to-date.

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Adjusted EBITDAre	$100,252	$98,242	$96,682	$94,782	$96,239
General and administrative (excluding certain expenses reflected above)	9,984	9,524	9,628	9,581	8,924
Adjusted Net Operating Income ("NOI")	$110,236	$107,766	$106,310	$104,363	$105,163
Straight-line rental revenue, net	(5,282)	(5,693)	(6,084)	(6,317)	(6,128)
Other amortization and non-cash charges	(1,364)	(1,569)	(1,007)	(796)	(1,309)
Adjusted Cash NOI	$103,590	$100,504	$99,219	$97,250	$97,726
Annualized Adjusted NOI	$440,944	$431,064	$425,240	$417,452	$420,652
Annualized Adjusted Cash NOI	414,360	402,016	396,876	389,000	390,904

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Net Debt Metrics
(in thousands)

	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Debt
Unsecured revolving credit facility	$95,824	$197,880	$174,122	$93,014	$125,482
Unsecured term loans, net	994,550	994,028	893,505	897,201	896,887
Senior unsecured notes, net	1,190,315	846,441	846,252	846,064	845,875
Mortgages, net	57,168	75,685	76,260	76,846	77,416
Debt issuance costs	15,171	9,578	10,300	6,802	7,314
Gross Debt	2,353,028	2,123,612	2,000,439	1,919,927	1,952,974
Cash and cash equivalents	(81,966)	(20,784)	(9,605)	(14,845)	(8,999)
Restricted cash	(1,354)	(1,192)	(1,428)	(1,148)	(2,219)
Net Debt	2,269,708	2,101,636	1,989,406	1,903,934	1,941,756
Estimated net proceeds from forward equity agreements (a)	(37,257)	(37,722)	(38,124)	(38,514)	(38,983)
Pro Forma Net Debt	$2,232,451	$2,063,914	$1,951,282	$1,865,420	$1,902,773

Leverage Ratios:
Net Debt to Annualized EBITDAre	5.7x	5.5x	5.3x	4.8x	5.3x
Net Debt to Annualized Adjusted EBITDAre	5.7x	5.3x	5.1x	5.0x	5.0x
Pro Forma Net Debt to Annualized Adjusted EBITDAre	5.4x	5.2x	5.0x	4.9x	4.9x
(a)Represents pro forma adjustment for estimated net proceeds from forward sale agreements that have not settled as if they have been physically settled for cash as of the period presented.
Covenants
The following is a summary of key financial covenants for the Company’s unsecured debt instruments. The covenants associated with the Revolving Credit Facility, Unsecured Term Loans with commercial banks, and the Series A-C Senior Unsecured Notes, are reported to the respective lenders via quarterly covenant reporting packages. The covenants associated with the Senior Unsecured Public Notes are not required to be reported externally to third parties, and are instead calculated in connection with borrowing activity and for financial reporting purposes only. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show that as of September 30, 2025, the Company believes it is in compliance with the covenants.

Covenants	Required	Revolving Credit Facility and Unsecured Term Loans	Senior Unsecured Notes Series A, B, & C	Senior Unsecured Public Notes
Leverage ratio	≤ 0.60 to 1.00	0.34	0.37	Not Applicable
Secured indebtedness ratio	≤ 0.40 to 1.00	0.01	0.01	Not Applicable
Unencumbered coverage ratio	≥ 1.75 to 1.00	4.47	Not Applicable	Not Applicable
Fixed charge coverage ratio	≥ 1.50 to 1.00	3.23	3.23	Not Applicable
Total unsecured indebtedness to total unencumbered eligible property value	≤ 0.60 to 1.00	0.37	0.42	Not Applicable
Dividends and other restricted payments	Only applicable in case of default	Not Applicable	Not Applicable	Not Applicable
Aggregate debt ratio	≤ 0.60 to 1.00	Not Applicable	Not Applicable	0.44
Consolidated income available for debt to annual debt service charge	≥ 1.50 to 1.00	Not Applicable	Not Applicable	7.76
Total unencumbered assets to total unsecured debt	≥ 1.50 to 1.00	Not Applicable	Not Applicable	2.29
Secured debt ratio	≤ 0.40 to 1.00	Not Applicable	Not Applicable	0.01

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Debt Maturities
(dollars in millions)
The Company utilizes diversified sources of debt capital including unsecured bank debt, unsecured notes, and secured mortgages (where appropriate).

Weighted Average Debt Maturity: 4.4 years (a)

$0
$17
$352
$263
$300
$1,600
$375
$350
$0
$0
2025
2026
2027
2028
2029
2030 (a)
2031
2032
2033
2034+
Mortgages
Unsecured Credit Facilities
Drawn Revolver Capacity
Undrawn Revolver Capacity
Senior Unsecured Notes

(a)Our Revolving Credit Facility reflected above assumes exercise of two six-month extension options subject to certain conditions, including the payment of an extension fee equal to 0.0625% of the revolving commitments. Our 2028 unsecured term loan reflected above assumes exercise of two twelve-month extension options subject to certain conditions, including the payment of an extension fee equal to 0.125% of the aggregate principal amount of the loans outstanding under the 2028 term loan facility.
Swap Maturities
(dollars in millions)

Weighted Average Effective Swap Maturity: 2.8 years Weighted Average Effective & Forward Starting Swap Maturity: 3.1 years

3.66%
2.30%
1.95%
2.48%
2.37%
2.37%
2.70%
2.81%
$385
$210
$125
$89
$75
$25
$-
$29
$-
$29
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034+
Effective Swaps
Forward Starting Swaps
Weighted Average Fixed Rate per Year

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Investment Activity
(square feet and dollars in thousands)
The following tables summarize the Company’s investment activity during 2025.

	Q3 2025	Q2 2025	Q1 2025	YTD 2025
Acquisitions:
Number of transactions	3	1	3	7
Number of properties	3	1	6	10
Square feet	1,080	348	438	1,866
Acquisition price	$139,462	$54,722	$59,004	$253,188
Industrial	118,128	54,722	41,088	213,938
Retail	21,334	—	17,916	39,250
Initial cash capitalization rate	7.1%	7.1%	7.2%	7.1%
Straight-line yield	8.1%	8.2%	8.3%	8.2%
Weighted average lease term (years)	12.0	10.7	13.6	12.1
Weighted average annual rent increase	2.4%	3.0%	2.6%	2.6%

Build-to-suit developments:
Investments	$40,999	$63,295	$26,494	$130,788

Revenue generating capital expenditures:
Number of existing properties	1	—	3	4
Investments	$5,507	$—	$2,835	$8,342
Initial cash capitalization rate	8.5%	—%	8.0%	8.3%
Weighted average lease term (years)	16.7	—	17.7	17.0
Weighted average annual rent increase	2.0%	—%	1.7%	1.9%

Transitional capital:
Number of transactions	2	2	—	4
Investments (a)	$17,920	$22,781	$—	$40,701
Cash capitalization rate	7.8%	7.8%	—%	7.8%

Total investments	$203,894	$140,798	$88,333	$433,025
Total initial cash capitalization rate (b)	7.1%	7.1%	7.2%	7.1%
Total weighted average lease term (years) (b)	12.2	10.7	13.8	12.3
Total weighted average annual rent increase (b)	2.4%	3.0%	2.5%	2.5%
(a)Refer below for property-level statistics relating to our transitional capital investments.
(b)Transitional capital, which represents a contractual yield on invested capital, and build-to-suit developments, which do not generate revenue during construction, are excluded from the calculations of total cash capitalization, weighted average lease terms, and weighted average rent increases.

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Build-to-Suit Development Projects
(square feet and dollars in thousands)
The following table summarizes the Company’s in-process developments as of September 30, 2025:

Property	Projected Rentable Square Feet	Start Date (a)	Target Stabilization Date/Stabilized Date (a)	Lease Term (Years)	Annual Rent Escalations	Estimated Total Project Investment (a)	Cumulative Investment	QTD Q3 2025 Investment	Estimated Remaining Investment	Estimated Cash Capitalization Rate (a)	Estimated Straight-line Yield
In-process retail:
7 Brew (Jacksonville - FL)	1	Jun. 2025	Oct. 2025	15.0	1.9%	$2,008	$1,411	$299	$597	8.0%	8.8%
Sprouts (Bedford, TX)	22	Jul. 2025	Aug. 2026	15	0.9%	9,533	—	—	9,533	7.2%	7.7%
In-process industrial:
Sierra Nevada (Dayton - OH)	122	Oct. 2024	Nov. 2025	15.0	3.0%	58,563	44,584	16,630	13,979	7.5%	9.3%
Sierra Nevada (Dayton - OH)	122	Oct. 2024	Mar. 2026	15.0	3.0%	55,525	27,652	9,811	27,873	7.7%	9.6%
Southwire (Bremen - GA)	1,178	Dec. 2024	Oct. 2026	10.0	2.8%	115,411	22,200	5,546	93,211	7.8%	8.8%
Fiat Chrysler Automobile (Forsyth - GA)	422	Apr. 2025	Aug. 2026	15.0	2.8%	78,242	19,635	6,569	58,607	6.9%	8.4%
AGCO (Vasaila - CA)	115	Jun. 2025	Aug. 2026	12.0	3.5%	19,523	14,314	222	5,209	7.0%	8.5%
Palmer Logistics (Midlothian, TX) (b)	270	Jul. 2025	Jul. 2026	12.3	3.5%	32,063	5,260	1,922	26,803	7.6%	9.2%

Total / weighted average	2,252			13.1	2.9%	370,868	135,056	40,999	235,812	7.5%	8.9%
Stabilized industrial:
UNFI (Sarasota - FL)	1,016	May 2023	Stabilized - Sep. 2024	15.0	2.5%	200,958	200,958	—	—	7.2%	8.6%
Stabilized retail:
7 Brew (High Point - NC)	1	Dec. 2024	Stabilized - Jun. 2025	15.0	1.9%	1,975	1,975	—	—	8.0%	8.8%
7 Brew (Charleston - SC)	1	Feb. 2025	Stabilized - May 2025	15.0	1.9%	1,729	1,729	—	—	7.9%	8.8%

Total / weighted average	3,270			13.7	2.7%	$575,530	$339,718	$40,999	$235,812	7.4%	8.8%
(a)Refer to definitions and explanations appearing at the end of this supplemental document.
(b)Development represents our common and preferred equity investments in a consolidated joint venture, and exclude amounts attributed to non-controlling interest holders.

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The following table summarizes the timing of the Company’s construction investment, quarterly rent, and ABR for in-process and stabilized developments as of September 30, 2025:
(c)Based on estimates and assumptions regarding future events and circumstances that are subject to change. Actual timelines may differ due to a variety of factors including, but not limited to, the timing and progress of projects, fluctuations in construction or operating costs, and the negotiated terms and variability of project agreements. We expect to update project timelines quarterly if there are significant changes to the estimates.
(d)Represents aggregated Estimated Total Project Investment for all projects based on estimated timeline of investment dollars on a quarterly basis. Timing of investment amounts are expected to vary based on actual construction at the properties and will be updated if there are any significant changes to expected costs from quarter to quarter.
(e)Amounts calculated based on aggregate of each project's estimated rent upon stabilization in accordance with the timing of Target Stabilization Date. We expect to update our timing estimates on a quarterly basis.

BROADSTONE NET LEASE, INC. | www.broadstone.com | © 2025 Broadstone Net Lease, LLC. All rights reserved.	19

Transitional Capital
The following table summarizes the Company’s transitional capital investments, which are excluded from real estate investment portfolio statistics:

Q3 2025
Transitional Capital:
Retail Center - St. Louis, MO
Type	Preferred Equity
Investment (’000s) (a)	$52,790
Stabilized cash capitalization rate (b)	8.0%
Annualized initial cash NOI yield	7.6%
Remaining term (years) (c)	1.8
Underlying property metrics
Number of retail spaces	28
Rentable square footage (“SF”) (’000s)	332
Weighted average remaining lease term (years)	5.8
Occupancy rate (based on SF) (d)	95.2%
Quarterly rent collection	100.0%
Industrial Park - Olyphant, PA
Type	Preferred Equity
Investment (’000s) (e)	$22,287
Stabilized cash capitalization rate (b)	7.8%
Annualized initial cash NOI yield	—%
Remaining term (years) (f)	2.8
Industrial Park - Olyphant, PA
Type	Preferred Equity
Investment (’000s) (e)	$17,830
Stabilized cash capitalization rate (b)	7.8%
Annualized initial cash NOI yield	—%
Remaining term (years) (f)	2.8

(a)Agreement includes an additional $7.8 million commitment of preferred capital. The remaining commitment at September 30, 2025 is $7.2 million.
(b)Represents stated yield with unpaid amounts accruing with preferential payment.
(c)Agreement contains two one-year extension options subject to a 0.50% fee. Repayment at end of term subject to a $3.5 million repayment fee.
(d)Includes executed leases where rent has not yet commenced.
(e)Preferred equity investment in a consolidated joint venture that has acquired entitled land designated for industrial build-to-suit development.
(f)Agreement contains two one-year extension options subject to a 0.25% fee for the first option, and 0.5% for the second option, and the right to transfer or sell our preferred equity at any time.

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Dispositions
(square feet and dollars in thousands)
The following table summarizes the Company’s property disposition activity during 2025.

Q1 2025
Property Type	Number of Properties	Square Feet	Acquisition Price	Disposition Price	Net Book Value
Other	3	30	$9,621	$7,385	$9,802
Total Properties	3	30	9,621	7,385	9,802
Weighted average cash cap rate					9.2%

Q2 2025
Property Type	Number of Properties	Square Feet	Acquisition Price	Disposition Price	Net Book Value
Retail	6	31	$13,720	$7,548	$9,154
Other	2	67	26,700	5,550	7,473
Total Properties	8	98	40,420	13,098	16,628
Weighted average cash cap rate					9.5%

Q3 2025
Property Type	Number of Properties	Square Feet	Acquisition Price	Disposition Price	Net Book Value
Retail	1	6	$2,506	$1,512	$1,757
Industrial	10	410	40,908	36,561	26,630
Other	1	9	1,791	650	1,938
Total Properties	12	425	45,205	38,723	30,325
Weighted average cash cap rate					7.0%

YTD 2025
Property Type	Number of Properties	Square Feet	Acquisition Price	Disposition Price	Net Book Value
Retail	7	37	$16,226	$9,060	$10,911
Industrial	10	410	40,908	36,561	26,630
Other	6	106	38,112	13,585	19,213
Total Properties	23	553	$95,246	$59,206	$56,755
Weighted average cash cap rate					7.7%

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Portfolio at a Glance: Key Metrics (a)

	September 30, 2025		June 30, 2025		March 31, 2025		December 31, 2024		September 30, 2024
Properties	759		766		769		765		773
U.S. States	44		44		44		44		44
Canadian Provinces	4		4		4		4		4
Total annualized base rent	$412.9	M	$404.2	M	$401.3	M	$395.5	M	$398.2	M
Total rentable square footage (“SF”)	40.7	M	40.1	M	39.8	M	39.4	M	39.7	M
Tenants	204		205		204		202		203
Brands	195		195		192		190		191
Industries	56		56		55		55		55
Occupancy (based on SF)	99.5%		99.1%		99.1%		99.1%		99.0%
Rent Collection	100.0%		99.6%		99.1%		99.2%		99.1%
Top 10 tenant concentration	21.3%		21.8%		21.9%		21.9%		21.4%
Top 20 tenant concentration	34.7%		35.2%		35.3%		35.5%		34.9%
Investment grade (tenant/guarantor) (b)	20.9%		20.7%		20.1%		20.2%		19.8%
Financial reporting coverage (c)	96.6%		92.4%		94.1%		94.2%		94.0%
Rent coverage ratio (restaurants only)	3.2x		3.3x		3.2x		3.3x		3.3x
Weighted average annual rent increases	2.0%		2.0%		2.0%		2.0%		2.0%
Weighted average remaining lease term	9.5 years		9.7 years		10.0 years		10.2 years		10.3 years
Master leases (based on ABR)
Total portfolio	39.0%		40.1%		40.9%		41.4%		40.2%
Multi-site tenants	66.5%		68.3%		68.7%		69.1%		69.0%
(a)Property metrics exclude transitional capital investments.
(b)Investment grade tenants are our tenants with a credit rating, and tenants that are subsidiaries or affiliates of companies with a credit rating, as of balance sheet date, of a Baa3/BBB- or higher from one of the three major rating agencies (Moody’s/S&P/Fitch).
(c)Includes 14.6% related to tenants not required to provide financial information under the terms of our lease, but whose financial statements are available publicly at September 30, 2025.

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Diversification: Tenants & Brands
Top 20 Tenants

Tenant	Property Type	# of Properties	ABR (’000s)	ABR as a % of Total Portfolio	Square Feet (’000s)	SF as a % of Total Portfolio
Roskam Baking Company, LLC*	Food Processing	7	$16,236	3.9%	2,250	5.5%
United Natural Foods, Inc.	Distribution & Warehouse	1	14,386	3.5%	1,016	2.6%
AHF, LLC*	Distribution & Warehouse/Manufacturing	8	9,852	2.4%	2,284	5.6%
Joseph T. Ryerson & Son, Inc	Distribution & Warehouse	11	8,116	2.0%	1,599	4.0%
Jack’s Family Restaurants LP*	Quick Service Restaurants	43	7,605	1.8%	147	0.4%
Dollar General Corporation	General Merchandise	64	6,606	1.6%	609	1.5%
Tractor Supply Company	General Merchandise	23	6,525	1.6%	462	1.1%
J. Alexander's, LLC*	Hotels, Restaurants & Leisure	16	6,301	1.5%	132	0.3%
Salm Partners, LLC*	Food Processing	2	6,276	1.5%	426	1.0%
Nestle’ Dreyer's Ice Cream Company	Cold Storage	2	6,259	1.5%	503	1.2%
Total Top 10 Tenants		177	$88,162	21.3%	9,428	23.2%

Hensley & Company*	Distribution & Warehouse	3	$6,231	1.5%	577	1.4%
BluePearl Holdings, LLC**	Animal Services	13	5,905	1.4%	159	0.4%
Axcelis Technologies, Inc.	Flex and R&D	1	5,900	1.4%	417	1.0%
Owens & Minor	Distribution & Warehouse	2	5,785	1.4%	523	1.3%
Red Lobster Hospitality & Red Lobster Restaurants LLC*	Casual Dining	18	5,674	1.4%	147	0.4%
Outback Steakhouse of Florida LLC*(a)	Casual Dining	22	5,544	1.3%	140	0.3%
Krispy Kreme Doughnut Corporation	Quick Service Restaurants/ Food Processing	27	5,538	1.3%	156	0.4%
Big Tex Trailer Manufacturing Inc.*	Automotive/Distribution & Warehouse/Manufacturing/Office	17	5,259	1.3%	1,302	3.2%
Jelly Belly Candy Company	Distribution & Warehouse/Food Processing/General Merchandise	5	4,790	1.2%	575	1.4%
Carvana, LLC	Industrial Services	2	4,755	1.2%	230	0.6%
Total Top 20 Tenants		287	$143,543	34.7%	13,654	33.6%
(a)Property metrics exclude transitional capital investments.
*Subject to a master lease.
**Includes properties leased by multiple tenants, some, not all, of which are subject to master leases.

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Top 20 Tenant Descriptions (a)

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Top 20 Tenant Descriptions (a) (continued)

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Top 20 Brands

Brand	Property Type	# of Properties	ABR (’000s)	ABR as a % of Total Portfolio	Square Feet (’000s)	SF as a % of Total Portfolio
Roskam Baking Company, LLC*	Food Processing	7	$16,236	3.9%	2,250	5.5%
United Natural Foods, Inc.	Distribution & Warehouse	1	14,386	3.5%	1,016	2.5%
AHF Products*	Distribution & Warehouse/ Manufacturing	8	9,852	2.4%	2,284	5.6%
Ryerson	Distribution & Warehouse	11	8,116	2.0%	1,599	3.9%
Jack's Family Restaurants*	Quick Service Restaurants	43	7,605	1.8%	147	0.4%
Dollar General	General Merchandise	64	6,606	1.6%	609	1.5%
Tractor Supply Company	General Merchandise	23	6,525	1.6%	462	1.1%
Salm Partners, LLC*	Food Processing	2	6,276	1.5%	426	1.0%
Nestle’	Cold Storage	2	6,259	1.5%	503	1.2%
Hensley*	Distribution & Warehouse	3	6,231	1.5%	577	1.4%
Total Top 10 Brands		164	$88,092	21.3%	9,873	24.1%

BluePearl Veterinary Partners**	Animal Services	13	5,905	1.4%	159	0.4%
Axcelis	Flex and R&D	1	5,900	1.4%	417	1.0%
Owens & Minor Distribution, Inc.	Industrial Services	2	5,785	1.4%	523	1.3%
Bob Evans Farms*	Casual Dining/Food Processing	21	5,680	1.4%	281	0.7%
Red Lobster*	Casual Dining	18	5,674	1.4%	147	0.4%
Krispy Kreme	Quick Service Restaurants/ Food Processing	27	5,538	1.3%	156	0.4%
Big Tex Trailers*	Automotive/Distribution & Warehouse/Manufacturing/Office	17	5,259	1.3%	1,302	3.2%
Outback Steakhouse*	Casual Dining	20	4,795	1.2%	126	0.3%
Jelly Belly	Distribution & Warehouse/Food Processing/General Merchandise	5	4,790	1.2%	576	1.4%
Carvana, LLC	Industrial Services	2	4,755	1.2%	230	0.6%
Total Top 20 Brands		290	$142,173	34.5%	13,790	33.8%
*Subject to a master lease.
**Includes properties leased by multiple tenants, some, not all, of which are subject to master leases.

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Diversification: Property Type
(rent percentages based on ABR)

$412.9 M
Annualized
Base Rent

Industrial	**61.2%**
Distribution & Warehouse	20.8%
Manufacturing	17.2%
Food Processing	12.3%
Flex and R&D	5.3%
Industrial Services	3.1%
Cold Storage	2.5%
Retail	**30.6%**
General Merchandise	7.8%
Quick Service Restaurants	6.7%
Casual Dining	6.5%
Automotive	2.8%
Animal Services	2.8%
Home Furnishings	1.8%
Healthcare Services	1.5%
Education	0.7%
Other	**8.2%**
Office	5.8%
Clinical & Surgical	2.4%

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Diversification: Property Type (continued)

Property Type	# of Properties	ABR (’000s)	ABR as a % of Total Portfolio	Square Feet (’000s)	SF as a % of Total Portfolio
Industrial
Distribution & Warehouse	53	$85,810	20.8%	12,057	29.7%
Manufacturing	79	71,030	17.2%	12,270	30.2%
Food Processing	34	50,722	12.3%	5,736	14.1%
Flex and R&D	10	22,059	5.3%	1,589	3.9%
Industrial Services	21	13,000	3.1%	528	1.3%
Cold Storage	3	10,266	2.5%	723	1.8%
In-process Developments	6	—	—%	—	—%
Untenanted	1	—	—%	178	0.4%
Industrial Total	207	252,887	61.2%	33,081	81.4%
Retail
General Merchandise	145	32,572	7.8%	2,452	6.0%
Quick Service Restaurants	153	27,498	6.7%	515	1.3%
Casual Dining	95	26,731	6.5%	637	1.6%
Automotive	64	11,571	2.8%	760	1.9%
Animal Services	27	11,492	2.8%	421	1.0%
Home Furnishings	13	7,476	1.8%	797	2.0%
Healthcare Services	18	6,071	1.5%	220	0.5%
Education	4	2,952	0.7%	118	0.3%
In-process Developments	2	—	—%	—	—%
Untenanted	2	—	—%	14	—%
Retail Total	523	126,363	30.6%	5,934	14.6%
Other
Office	14	23,967	5.8%	1,311	3.2%
Clinical & Surgical	15	9,727	2.4%	327	0.8%
Other Total	29	33,694	8.2%	1,638	4.0%
Total	759	$412,944	100.0%	40,653	100.0%

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Key Statistics by Property Type

	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024
Industrial
Number of properties	207	215	211	210	207
Square feet (000s)	33,081	32,694	32,231	31,898	31,898
Weighted average lease term (years)	10.3	10.5	10.7	11.0	11.1
Weighted average annual rent escalation	2.2%	2.1%	2.2%	2.1%	2.1%
Percentage of total ABR	61.2%	60.7%	59.8%	59.6%	59.1%

Retail
Number of properties	523	521	526	520	519
Square feet (000s)	5,934	5,790	5,820	5,712	5,692
Weighted average lease term (years)	9.5	9.8	10.0	10.2	10.5
Weighted average annual rent escalation	1.7%	1.7%	1.7%	1.7%	1.7%
Percentage of total ABR	30.6%	31.0%	31.3%	31.2%	30.9%

Other
Number of properties	29	30	32	35	47
Square feet (000s)	1,638	1,647	1,714	1,744	2,118
Weighted average lease term (years)	4.1	4.2	4.8	5.0	5.3
Weighted average annual rent escalation	2.4%	2.4%	2.4%	2.4%	2.4%
Percentage of total ABR	8.2%	8.3%	8.9%	9.2%	10.0%

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Diversification: Tenant Industry

Tenant Industry	# of Properties	ABR (’000s)	ABR as a % of Total Portfolio	Square Feet (’000s)	SF as a % of Total Portfolio
Restaurants	252	$55,071	13.3%	1,195	2.9%
Packaged Foods & Meats	36	51,452	12.5%	5,873	14.4%
Food Distributors	7	28,049	6.8%	2,534	6.2%
Distributors	28	21,936	5.3%	3,357	8.3%
Healthcare Facilities	42	21,220	5.1%	748	1.8%
Specialty Stores	39	21,207	5.1%	1,845	4.5%
Auto Parts & Equipment	38	19,003	4.6%	2,971	7.3%
Home Furnishing Retail	17	12,370	3.0%	1,692	4.2%
Healthcare Services	18	12,175	2.9%	663	1.6%
Specialized Consumer Services	45	11,698	2.8%	712	1.8%
Metal & Glass Containers	8	10,933	2.6%	2,206	5.4%
General Merchandise Stores	100	10,437	2.5%	928	2.3%
Industrial Machinery	19	9,932	2.4%	1,901	4.7%
Forest Products	8	9,852	2.4%	2,284	5.6%
Electronic Components	2	6,765	1.6%	466	1.1%
Other (41 industries)	97	110,844	27.1%	11,086	27.4%
Untenanted properties	3	—	—%	192	0.5%
Total	759	$412,944	100.0%	40,653	100.0%

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Diversification: Geography
(rent percentages based on ABR)

PORTFOLIO
CONCENTRATION
0.1–3%
3–6%
6–9%
9–10%

TOTAL PROPERTIES: 759   TOTAL STATES/PROVINCES: 44 U.S. states & 4 Canadian provinces

State / Province	# of Properties	ABR (’000s)	ABR as a % of Total Portfolio	Square Feet (’000s)	SF as a % of Total Portfolio	State / Province	# of Properties	ABR (’000s)	ABR as a % of Total Portfolio	Square Feet (’000s)	SF as a % of Total Portfolio
TX	66	$37,820	9.2%	3,562	8.8%	SD	2	$4,524	1.1%	340	0.8%
MI	51	36,592	8.9%	4,009	9.9%	MS	12	4,160	1.0%	607	1.5%
FL	29	26,212	6.3%	1,643	4.0%	LA	5	3,833	0.9%	211	0.5%
IL	29	23,097	5.6%	2,364	5.8%	NE	6	3,438	0.8%	492	1.2%
CA	16	22,586	5.5%	2,215	5.5%	SC	13	3,379	0.8%	304	0.7%
MN	21	20,164	4.9%	3,051	7.5%	WA	14	3,349	0.8%	148	0.4%
WI	23	18,744	4.5%	1,909	4.7%	IA	4	2,922	0.7%	622	1.5%
OH	49	16,891	4.1%	1,584	3.9%	NM	9	2,795	0.7%	107	0.3%
TN	48	15,383	3.7%	1,083	2.7%	UT	3	2,768	0.7%	280	0.7%
IN	27	14,343	3.5%	1,687	4.1%	CO	4	2,612	0.6%	126	0.3%
PA	23	13,029	3.2%	2,169	5.3%	MD	3	2,155	0.5%	205	0.5%
AL	53	12,981	3.1%	949	2.3%	CT	2	1,938	0.5%	55	0.1%
GA	35	12,173	2.9%	1,576	3.9%	MT	7	1,728	0.4%	43	0.1%
NC	26	9,963	2.4%	961	2.4%	DE	4	1,175	0.3%	133	0.3%
KY	23	9,296	2.3%	927	2.3%	ND	2	1,073	0.3%	24	0.1%
MO	19	9,076	2.2%	1,260	3.1%	VT	2	439	0.1%	24	0.1%
WV	18	8,982	2.2%	1,232	3.0%	WY	1	338	0.1%	21	0.1%
AZ	7	8,956	2.2%	747	1.8%	NV	1	277	0.1%	6	0.0%
OK	25	8,704	2.1%	1,006	2.5%	OR	1	136	0.0%	9	0.0%
AR	10	7,589	1.8%	340	0.8%	Total U.S.	752	$404,890	98.0%	40,224	98.9%
NY	28	7,410	1.8%	562	1.4%	BC	2	$4,698	1.1%	253	0.6%
MA	3	6,332	1.5%	444	1.1%	ON	3	2,049	0.6%	101	0.3%
KS	10	5,318	1.3%	643	1.6%	AB	1	963	0.2%	50	0.1%
NJ	3	5,137	1.2%	366	0.9%	MB	1	344	0.1%	25	0.1%
VA	15	5,073	1.2%	178	0.4%	Total Canada	7	$8,054	2.0%	429	1.1%
						Grand Total	759	$412,944	100.0%	40,653	100.0%

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Lease Expirations
(rent percentages based on ABR)

WEIGHTED AVERAGE
REMAINING LEASE TERM: 9.5 YRS
20%
10%
0%
0.4%
3.0%
6.4%
4.9%
4.5%
12.4%
2.1%
8.0%
4.8%
3.5%
4.4%
7.6%
7.1%
3.1%
5.5%
2.1%
4.1%
10.9%
1.9%
0.4%
2.9%
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
2043
2044
Thereafter
Industrial
Retail
Other

Expiration Year	# of Properties	# of Leases	ABR ('000s)	ABR as a % of Total Portfolio	Square Feet ('000s)	SF as a % of Total Portfolio
2025	1	1	$1,737	0.4%	99	0.2%
2026	23	24	12,207	3.0%	913	2.2%
2027	28	30	26,256	6.4%	2,257	5.6%
2028	28	28	20,043	4.9%	1,793	4.4%
2029	60	35	18,473	4.5%	2,587	6.4%
2030	99	62	51,403	12.4%	4,806	11.8%
2031	32	27	8,496	2.1%	854	2.1%
2032	61	46	32,877	8.0%	3,481	8.6%
2033	50	24	19,778	4.8%	1,495	3.7%
2034	38	27	14,654	3.5%	1,245	3.1%
2035	23	18	18,103	4.4%	2,314	5.7%
2036	88	23	31,554	7.6%	3,158	7.8%
2037	22	12	29,233	7.1%	2,777	6.8%
2038	35	34	12,819	3.1%	1,212	3.0%
2039	15	11	22,741	5.5%	1,805	4.4%
2040	32	10	8,778	2.1%	359	0.9%
2041	39	8	17,018	4.1%	1,367	3.4%
2042	58	13	45,099	10.9%	4,803	11.8%
2043	3	2	8,050	1.9%	517	1.3%
2044	3	3	1,660	0.4%	103	0.3%
Thereafter	10	3	11,965	2.9%	2,516	6.0%
Total leased properties	748	441	412,944	100.0%	40,461	99.5%
In-process developments	8	8	—	—%	—	—%
Untenanted properties	3	3	—	—%	192	0.5%
Total properties	759	452	$412,944	100.0%	40,653	100.0%

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Occupancy
Occupancy by Rentable Square Footage

99.4%
99.4%
99.1%
99.5%
99.0%
99.1%
99.1%
99.1%
99.5%
2022
2023
2024
2025
Q3'24
Q4'24
Q1'25
Q2'25
Q3'25

Change in Occupancy

Number of properties
Vacant properties at January 1, 2025	2
Lease expirations (a)	2
Leasing activities	(2)
Vacant properties at March 31, 2025	2
Lease expirations (a)	5
Leasing activities	(2)
Vacant dispositions	(3)
Vacant properties at June 30, 2025	2
Lease expirations (a)	16
Leasing activities	(12)
Vacant dispositions	(3)
Vacant properties at September 30, 2025	3
(a)Includes scheduled and unscheduled expirations (including leases rejected in bankruptcy), as well as future expirations resolved and effective in the periods indicated above.

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Definitions and Explanations
Adjusted NOI, Annualized Adjusted NOI, Adjusted Cash NOI and Annualized Adjusted Cash NOI: Our reported results and net earnings per diluted share are presented in accordance with accounting principles generally accepted in the United States of America (GAAP). Adjusted NOI and Adjusted Cash NOI are non-GAAP financial measures that we believe are useful to assess property-level performance. We compute Adjusted NOI by adjusting Adjusted EBITDAre (defined below) to exclude general and administrative expenses incurred at the corporate level. Given the net lease nature of our portfolio, we do not incur general and administrative expenses at the property level. To compute Adjusted Cash NOI, we adjust Adjusted NOI to exclude non-cash items included in total revenues and property expenses, such as straight-line rental revenue and other amortization and non-cash items, based on an estimate calculated as if all investment and disposition activity that took place during the quarter had occurred on the first day of the quarter. We then annualize quarterly Adjusted NOI and Adjusted Cash NOI by multiplying each amount by four to compute Annualized Adjusted NOI and Annualized Adjusted Cash NOI, respectively, which are also non-GAAP financial measures. We believe Adjusted NOI and Adjusted Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis. We believe that the exclusion of certain non-cash revenues and expenses from Adjusted Cash NOI is a useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by non-cash revenues or expenses. You should not unduly rely on Annualized Adjusted NOI and Annualized Adjusted Cash NOI as they are based on assumptions and estimates that may prove to be inaccurate. Our actual reported Adjusted NOI and Adjusted Cash NOI for future periods may be significantly different from our Annualized Adjusted NOI and Annualized Adjusted Cash NOI. Additionally, our computation of Adjusted NOI and Adjusted Cash NOI may differ from the methodology for calculating these metrics used by companies in our industry, and, therefore, may not be comparable to similarly titled measures reported by other companies.
Adjusted Secured Overnight Financing Rate (SOFR): We define Adjusted SOFR as the current one month term SOFR plus an adjustment of 0.10% per the terms of our credit facilities.
Annualized Base Rent (ABR): We define ABR as the annualized contractual cash rent due for the last month of the reporting period, excluding the impacts of short-term rent deferrals, abatements, or free rent, and adjusted to remove rent from properties sold during the month and to include a full month of contractual cash rent for investments made during the month.
Cash Capitalization Rate: Cash Capitalization Rate represents either (1) for acquisitions and new build-to-suit developments, our pro-rata share of the estimated first year cash yield to be generated on a real estate investment, which was estimated at the time of investment based on the contractually specified cash base rent for the first full year after the date of the investment, divided by the purchase price for the property excluding capitalized acquisition costs, or (2) for dispositions, the property’s ABR in effect immediately prior to the disposition, divided by the disposition price, or (3) for transitional capital, the contractual cash yield to be generated on total invested capital.
EBITDA, EBITDAre, Adjusted EBITDAre, Pro Forma Adjusted EBITDAre, Annualized EBITDAre, Annualized Adjusted EBITDAre, and Pro Forma Annualized Adjusted EBITDAre: EBITDA, EBITDAre, Adjusted EBITDAre, Pro Forma Adjusted EBITDAre, Annualized EBITDAre, Annualized Adjusted EBITDAre, and Pro Forma Annualized Adjusted EBITDAre are non-GAAP financial measures. We compute EBITDA as earnings before interest, income taxes and depreciation and amortization. EBITDA is a measure commonly used in our industry. We believe that this ratio provides investors and analysts with a measure of our performance that includes our operating results unaffected by the differences in capital structures, capital investment cycles and useful life of related assets compared to other companies in our industry. We compute EBITDAre in accordance with the definition adopted by Nareit. Nareit defines EBITDAre as EBITDA excluding gains (loss) from the sales of depreciable property and provisions for impairment on investment in real estate. We believe EBITDA and EBITDAre are useful to investors and analysts because they provide important supplemental information about our operating performance exclusive of certain non-cash and other costs. Adjusted EBITDAre represents EBITDAre, adjusted to reflect revenue producing investments and dispositions for the quarter as if such investments and dispositions had occurred at the beginning of the quarter, and to exclude certain GAAP income and expense amounts that are either non-cash, such as cost of debt extinguishments, realized or unrealized gains and losses on foreign currency transactions, or gains on insurance recoveries, or that we believe are one time, or unusual in nature because they relate to unique circumstances or transactions that had not previously occurred and which we do not anticipate occurring in the future, and to eliminate the impact of lease termination fees, and other items that are not a result of normal operations. While investments in build-to-suit developments have an immediate impact to Net Debt, we do not make an adjustment to EBITDAre until the quarter in which the lease commences. We define our Pro Forma Adjusted EBITDAre as Adjusted EBITDAre adjusted to show the impact of estimated contractual revenues based on in-process development spend to-date. Our Pro Forma Net Debt is defined as Net Debt adjusted for estimated net proceeds from forward sale agreements that have not settled as if they have been physically settled for cash as of the period presented. We then annualize quarterly Adjusted EBITDAre and Pro Forma Adjusted EBITDAre by multiplying them by four (“Annualized Adjusted EBITDAre” and “Annualized Pro Forma Adjusted EBITDAre”). You should not unduly rely on this measure as it is based on assumptions and estimates that may prove to be inaccurate. Our actual reported EBITDAre for future periods may be significantly different from our Annualized Adjusted EBITDAre. Adjusted EBITDAre and Annualized Adjusted EBITDAre are not measurements of performance under GAAP, and our Adjusted EBITDAre and Annualized Adjusted EBITDAre may not be comparable to similarly titled measures of other companies. You should not consider our Adjusted EBITDAre and Annualized Adjusted EBITDAre as alternatives to net income or cash flows from operating activities determined in accordance with GAAP.
Funds From Operations (FFO), Core Funds From Operations (Core FFO), and Adjusted Funds From Operations (AFFO): FFO, Core FFO, and AFFO are non-GAAP measures. We believe the use of FFO, Core FFO, and AFFO are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO, Core FFO, and AFFO should not be considered alternatives to net income as a performance measure or to cash flows from operations, as reported on our statement of cash flows, or as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute Core FFO by adjusting FFO to exclude certain GAAP income and expense amounts that we believe are infrequently recurring, unusual in nature, or not related to its core real estate operations, including write-offs or recoveries of accrued rental income, lease termination fees and other non-core income from real estate transactions, severance and employee transition costs, and other extraordinary items. We compute AFFO by adjusting Core FFO for certain revenues and expenses that are non-cash or unique in nature, including straight-line rents, amortization of lease intangibles, amortization of debt issuance costs, adjustment to provision for credit losses, non-capitalized transaction costs such as acquisition costs related to deals that failed to transact, (gain) loss on interest rate swaps and other non-cash interest expense, deferred taxes, stock-based compensation, and other specified non-cash items.

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Definitions and Explanations (continued)
Gross Debt: We define Gross Debt as total debt plus debt issuance costs and original issuance discount.
Net Debt: Net Debt is a non-GAAP financial measure. We define Net Debt as our Gross Debt less cash and cash equivalents and restricted cash.
Occupancy: Occupancy or a specified percentage of our portfolio that is “occupied” or “leased” means as of a specified date the quotient of (1) the total rentable square footage of our properties minus the square footage of our properties that are vacant and from which we are not receiving any rental payment, and (2) the total square footage of our properties.
Rent Coverage Ratio: Rent Coverage Ratio means the ratio of tenant-reported or, when available, management’s estimate, based on tenant-reported financial information, of annual earnings before interest, taxes, depreciation, amortization, and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date.
Straight-line Yield: Straight-line yield represents our pro-rata share of the estimated first year yield to be generated on a real estate investment, which was computed at the time of investment based on the straight-line annual rental income computed in accordance with GAAP, divided by the purchase price.
Definitions Related to Development Properties:
•Estimated Total Project Investment: Represents the estimated costs to be incurred to complete development of each project. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter. Excludes capitalized costs consisting of capitalized interest and other acquisition costs.
•Estimated Cash Capitalization Rate: Calculated by dividing the estimated first year cash yield to be generated on a real estate investment by the Estimated Total Project Investment for the property.
•Estimated Straight-line Yield: Represents the estimated first year yield to be generated on a real estate investment, which was computed at the time of investment based on the estimated annual straight-line rental income computed in accordance with GAAP, divided by the Estimated Total Project Investment.
•Start Date: The Start Date represents the period in which we have begun physical construction on a property.
•Target Stabilization Date: The Target Stabilization Date is our current estimate of the period in which we will have substantially completed a project and the project is made available for occupancy. We expect to update our timing estimates on a quarterly basis.

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